Exhibit 99.1

Clarus Reports Third Quarter 2026 Results

Simplification Strategy Drives Improved Profitability

Grew Quarterly Sales at Outdoor by 12.4%

Raises Full Year 2026 Sales and Adjusted EBITDA Outlook

Jefferies LLC Continues to Assist with Strategic Review

SALT LAKE CITY, November 5, 2026 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $71.2 million compared to $69.3 million.
•	The Company received refunds of approximately $0.6 million related to previously paid International Emergency Economic Powers Act (“IEEPA”) tariffs, which were recorded as an offset to cost of goods sold.
•	Gross margin was 41.0% compared to 35.1%. Third quarter 2026 gross margin includes a benefit of approximately 80 basis points from the recovery of IEEPA tariffs.
•	Net income of $3.3 million with a net income margin of 4.6%, or $0.09 per diluted share, compared to net loss of $1.6 million with a net loss margin of (2.3)%, or $(0.04) per diluted share.
•	Adjusted net income of $5.7 million, or $0.15 per diluted share, compared to adjusted net income of $0.4 million, or $0.01 per diluted share.
•	Adjusted EBITDA of $6.8 million with an adjusted EBITDA margin of 9.6%, compared to Adjusted EBITDA of $1.8 million with an adjusted EBITDA margin of 2.6%.

Management Commentary

“We delivered strong third quarter results, reflecting the tangible progress we continue to make against our strategic priorities,” said Warren Kanders, Clarus’ Executive Chairman. “Our efforts to simplify the business, sharpen our product focus and improve operating efficiency are translating into stronger financial performance including gross margins north of 40% at both segments, driving significant net income and adjusted EBITDA growth year-over-year. This improvement in underlying profitability, which also reflects the recovery of previously paid IEEPA tariffs, underscores the benefits of our reduced cost structure and prioritization of our highest-volume and highest-margin products. Supported by continued positive momentum across our Outdoor and Adventure segments, we are pleased to raise our full-year guidance, reflecting our confidence in business fundamentals and constructive outlook for the remainder of 2026.”

Third Quarter 2026 Financial Results

On a consolidated basis, sales in the third quarter were $71.2 million compared to $69.3 million in the same year-ago quarter, up 2.7%. Sales in the Outdoor segment increased 12.4% to $54.7 million, compared to $48.7 million in the year-ago quarter. Sales in the Adventure segment decreased 20.2% to $16.5 million, compared to $20.7 million in the year-ago quarter.

Sales in the Outdoor segment increased due to increases in global wholesale, independent global distributor, and global direct-to-consumer revenues. Sales in the Adventure segment decreased due to an unfavorable wholesale market in Australia for Rhino-Rack and MAXTRAX, partially offset by favorable FX.

Gross margin in the third quarter was 41.0% compared to 35.1% in the year-ago quarter. The gross margin increase was primarily attributable to higher volumes and a favorable product mix at the Outdoor segment and receiving $0.6 million of IEEPA tariff refunds which was partially offset by lower volume at the Adventure segment.

Selling, general and administrative expenses in the third quarter were $25.3 million compared to $26.2 million in the same year-ago quarter. Third quarter 2026 expenses reflect decreases at the Adventure segment as a result of lower marketing, depreciation, amortization, and employee-related costs. Additionally, Corporate costs decreased due to lower outside service and employee-related costs. These decreases were partially offset by increases at the Outdoor segment due to higher sales expenses, partially offset by lower amortization costs.

Net income in the third quarter of 2026 was $3.3 million with a net income margin of 4.6%, or $0.09 per diluted share, compared to net loss of $(1.6) million with a net loss margin of (2.3)%, or $(0.04) per diluted share, in the year-ago quarter.

Adjusted net income in the third quarter of 2026 was $5.7 million, or $0.15 per diluted share, compared to adjusted net income of $0.4 million, or $0.01 per diluted share, in the year-ago quarter. Adjusted net income excludes amortization of intangibles, disposal of internally developed software, restructuring charges, transaction costs, contingent consideration benefit, inventory fair value of purchase accounting, and stock-based compensation.

Adjusted EBITDA in the third quarter of 2026 was $6.8 million, or an adjusted EBITDA margin of 9.6%, compared to adjusted EBITDA of $1.8 million, or an adjusted EBITDA margin of 2.6%, in the same year-ago quarter. By segment adjusted EBITDA in the third quarter of 2026 was $8.0 million at Outdoor and $0.8 million at Adventure, compared to adjusted EBITDA of $4.4 million at Outdoor and $0.3 million at Adventure, in the same year-ago quarter.

Net cash used in operating activities for the three months ended September 30, 2026, was $6.2 million compared to net cash used in operating activities of $5.7 million in the prior year quarter, primarily due to significantly increased accounts receivable at the Outdoor segment from strong sales in the month of September 2026. Capital expenditures in the third quarter of 2026 were $1.2 million compared to $1.2 million in the prior year quarter. Free cash flow for the third quarter of 2026 was an outflow of $7.4 million compared to an outflow of $6.9 million in the prior year quarter.

Liquidity at September 30, 2026 vs. December 31, 2025

•	Cash and cash equivalents totaled $20.8 million compared to $36.7 million.
•	The balance sheet was debt free at the end of both periods.

Strategic Review

The Company previously announced that its Board of Directors initiated a comprehensive review of strategic alternatives to enhance shareholder value. This review continues and includes a range of potential strategic alternatives, including, among other things, the sale of all or part of the business or other strategic or financial transactions involving the Company. The review has no deadline or definitive timetable and there can be no assurance that the review will result in any transaction or other strategic outcome. The Company does not intend to disclose further developments regarding the review unless and until it determines that further disclosure is appropriate or required. Clarus has retained Jefferies LLC as its financial advisor.

2026 Outlook

The Company now expects fiscal year 2026 sales to range between $251 million and $255 million and adjusted EBITDA to range between approximately $15 million and $17 million, or an adjusted EBITDA margin of 6.3% at the mid-point of the revenue and adjusted EBITDA ranges, compared to its prior outlook of sales of $245 million to $255 million and adjusted EBITDA of approximately $12 million to $13 million. Capital expenditures are expected to remain between $6 million and $7 million, consistent with the Company’s prior outlook, and free cash flow is now expected to be break even for the full year 2026, compared to the Company’s prior outlook of $6 million. For the fourth quarter of 2026, sales are expected to range between $62 million and $66 million, and adjusted EBITDA is expected to be approximately $3 million.

Clarus has not provided net income or net cash provided by operating activities guidance because it cannot forecast, without unreasonable effort, certain expenses, gains, changes in working capital and other items affecting those measures. Accordingly, the Company does not provide reconciliations of adjusted EBITDA, adjusted EBITDA margin or free cash flow guidance to their most directly comparable GAAP measures for fiscal year 2026.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2026 results.

Date: Thursday, November 5, 2026

Time: 5:00 pm ET

Registration Link: https://register-conf.media-server.com/register/BI7e33e57cf43a4acc86ee05243127b0f1

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors®, RockyMounts®, and Onwrd® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted net income (loss) and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted net income (loss) and related earnings (loss) per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures adjusted EBITDA, adjusted EBITDA margin and/or free cash flow for the fiscal year 2026 to net income for the fiscal year 2026, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA, adjusted EBITDA margin and/or free cash flow. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, risks and uncertainties related to the Company’s review of strategic alternatives, including the timing and outcome of the review, whether the review results in any transaction or other strategic outcome, whether and when the Company provides further updates, and the potential impact of the review on the Company’s business and operations, as well as those risks and uncertainties more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash	$20,792	$36,691
Accounts receivable, less allowance for
credit losses of $1,335 and $1,121	59,525	44,839
Inventories	94,074	83,028
Prepaid and other current assets	7,463	5,457
Income tax receivable	574	1,407
Total current assets	182,428	171,422

Property and equipment, net	19,761	18,255
Other intangible assets, net	20,243	23,761
Indefinite-lived intangible assets	19,600	19,600
Deferred income taxes	55	55
Other long-term assets	21,355	15,935
Total assets	$263,442	$249,028

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,288	$15,907
Accrued liabilities	23,609	24,403
Income tax payable	792	179
Total current liabilities	44,689	40,489

Deferred income taxes	1,324	1,418
Other long-term liabilities	16,312	10,728
Total liabilities	62,325	52,635

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,104 and 43,054 issued and 38,288 and 38,402 outstanding, respectively	4	4
Additional paid in capital	704,947	703,487
Accumulated deficit	(455,451)	(457,253)
Treasury stock, at cost	(33,635)	(33,156)
Accumulated other comprehensive loss	(14,748)	(16,689)
Total stockholders’ equity	201,117	196,393
Total liabilities and stockholders’ equity	$263,442	$249,028

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2026	September 30, 2025
Sales
Domestic sales	$30,520	$28,261
International sales	40,698	41,086
Total sales	71,218	69,347

Cost of goods sold	42,028	44,981
Gross profit	29,190	24,366

Operating expenses
Selling, general and administrative	25,273	26,155
Restructuring charges	196	155
Transaction costs	323	436
Contingent consideration benefit	-	(355)
Legal and regulatory matter costs	63	1,001

Total operating expenses	25,855	27,392

Operating income (loss)	3,335	(3,026)

Other income (expense)
Interest income, net	86	108
Other, net	265	(943)

Total other income (expense), net	351	(835)

Income (loss) before income tax	3,686	(3,861)
Income tax expense (benefit)	424	(2,244)
Net income (loss)	$3,262	$(1,617)

Net income (loss) per share:
Basic	$0.09	$(0.04)
Diluted	0.09	(0.04)

Weighted average shares outstanding:
Basic	38,288	38,402
Diluted	38,295	38,402

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Sales
Domestic sales	$79,922	$77,794
International sales	109,390	107,233
Total sales	189,312	185,027

Cost of goods sold	109,887	120,187
Gross profit	79,425	64,840

Operating expenses
Selling, general and administrative	76,153	79,681
Restructuring charges	1,189	489
Transaction costs	367	686
Contingent consideration benefit	(254)	(355)
Legal and regulatory matter costs	143	3,463
Impairment of indefinite-lived intangible assets	-	1,565

Total operating expenses	77,598	85,529

Operating income (loss)	1,827	(20,689)

Other income
Interest income, net	258	518
Other, net	3,265	999

Total other income, net	3,523	1,517

Income (loss) before income tax	5,350	(19,172)
Income tax expense (benefit)	669	(3,877)
Net income (loss)	$4,681	$(15,295)

Net income (loss) per share:
Basic	$0.12	$(0.40)
Diluted	0.12	(0.40)

Weighted average shares outstanding:
Basic	38,355	38,390
Diluted	38,358	38,390

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2026		September 30, 2025
Sales	$71,218	Sales	$69,347

Gross profit as reported	$29,190	Gross profit as reported	$24,366
Plus impact of inventory fair value adjustment	108	Plus impact of inventory fair value adjustment	-
Adjusted gross profit	$29,298	Adjusted gross profit	$24,366

Gross margin as reported	41.0%	Gross margin as reported	35.1%

Adjusted gross margin	41.1%	Adjusted gross margin	35.1%

NINE MONTHS ENDED

	September 30, 2026		September 30, 2025
Sales	$189,312	Sales	$185,027

Gross profit as reported	$79,425	Gross profit as reported	$64,840
Plus impact of inventory fair value adjustment	108	Plus impact of inventory fair value adjustment	120
Adjusted gross profit	$79,533	Adjusted gross profit	$64,960

Gross margin as reported	42.0%	Gross margin as reported	35.0%

Adjusted gross margin	42.0%	Adjusted gross margin	35.1%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO ADJUSTED NET INCOME
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended September 30, 2026
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	expense	rate	income	EPS (1)
As reported	$71,218	$29,190	$25,855	$424	(11.5)%	$3,262	$0.09

Amortization of intangibles	-	-	(1,740)	-		1,740
Restructuring charges	-	-	(196)	-		196
Transaction costs	-	-	(323)	-		323
Inventory fair value of purchase accounting	-	108	-	-		108
Stock-based compensation	-	-	(38)	-		38

As adjusted	$71,218	$29,298	$23,558	$424	7.0%	$5,667	$0.15

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net income per share and adjusted net income per share are both calculated based on 38,295 diluted weighted average shares of common stock.

	Three Months Ended September 30, 2025
	Total	Gross	Operating	Income tax	Tax	Net (loss)	Diluted
	sales	profit	expenses	benefit	rate	income	EPS (1)
As reported	$69,347	$24,366	$27,392	$(2,244)	(58.1)%	$(1,617)	$(0.04)

Amortization of intangibles	-	-	(2,149)	1,751		398
Disposal of internally developed software	-	-	-	129		(129)
Restructuring charges	-	-	(155)	147		8
Transaction costs	-	-	(436)	(30)		466
Contingent consideration benefit	-	-	355	-		(355)
Inventory fair value of purchase accounting	-	-	-	(16)		16
Stock-based compensation	-	-	(1,545)	(106)		1,651

As adjusted	$69,347	$24,366	$23,462	$(369)	(534.8)%	$438	$0.01

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share is calculated based on 38,402 basic and diluted weighted average shares of common stock. Adjusted net income per share is calculated based on 38,452 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended September 30, 2026
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	expense	rate	income	EPS (1)
As reported	$189,312	$79,425	$77,598	$669	(12.5)%	$4,681	$0.12

Amortization of intangibles	-	-	(5,583)	23		5,560
Restructuring charges	-	-	(1,189)	-		1,189
Transaction costs	-	-	(367)	-		367
Contingent consideration benefit	-	-	254	-		(254)
Inventory fair value of purchase accounting	-	108	-	-		108
Stock-based compensation	-	-	(1,460)	-		1,460

As adjusted	$189,312	$79,533	$69,253	$692	5.0%	$13,111	$0.34

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net income per share and adjusted net income per share are both calculated based on 38,358 diluted weighted average shares of common stock.

	Nine Months Ended September 30, 2025
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	benefit	rate	loss	EPS (1)
As reported	$185,027	$64,840	$85,529	$(3,877)	(20.2)%	$(15,295)	$(0.40)

Amortization of intangibles	-	-	(6,586)	2,263		4,323
Impairment of indefinite-lived intangible assets	-	-	(1,565)	-		1,565
Disposal of internally developed software	-	-	(365)	177		188
Restructuring charges	-	-	(489)	186		303
Transaction costs	-	-	(686)	(1)		687
Contingent consideration benefit	-	-	355	-		(355)
Inventory fair value of purchase accounting	-	120	-	-		120
Stock-based compensation	-	-	(4,568)	(1)		4,569

As adjusted	$185,027	$64,960	$71,625	$(1,253)	24.3%	$(3,895)	$(0.10)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share and adjusted net loss per share are both calculated based on 38,390 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM CONSOLIDATED NET INCOME (LOSS) AND NET INCOME (LOSS) MARGIN TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended September 30, 2026				Three Months Ended September 30, 2025
	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)
Net income (loss)				$3,262				$(1,617)

Income tax expense (benefit)				424				(2,244)
Other, net				(265)				943
Interest income, net				(86)				(108)

Operating income (loss)	$7,142	$(1,393)	$(2,414)	$3,335	$3,221	$(1,721)	$(4,526)	$(3,026)

Depreciation	611	405	63	1,079	550	344	-	894
Amortization of intangibles	28	1,712	-	1,740	222	1,927	-	2,149

EBITDA	$7,781	$724	$(2,351)	$6,154	$3,993	$550	$(4,526)	$17

Restructuring charges	185	11	-	196	1	154	-	155
Transaction costs	-	-	323	323	414	-	22	436
Contingent consideration benefit	-	-	-	-	-	(355)	-	(355)
Stock-based compensation	-	-	38	38	-	-	1,545	1,545
Inventory fair value of purchase accounting	-	108	-	108	-	-	-	-

Adjusted EBITDA (2)	$7,966	$843	$(1,990)	$6,819	$4,408	$349	$(2,959)	$1,798

Sales	$54,730	$16,488	$-	$71,218	$48,688	$20,659	$-	$69,347

Net income (loss) margin				4.6%				(2.3)%
EBITDA margin	14.2%	4.4%		8.6%	8.2%	2.7%		0.0%
Adjusted EBITDA margin	14.6%	5.1%		9.6%	9.1%	1.7%		2.6%

(1) The Company reconciles consolidated Net income (loss) to EBITDA and Adjusted EBITDA as it has historically not allocated Income tax expense (benefit), Other, net, and Interest income, net to the segments or to Corporate.

(2) Beginning in the first quarter of 2026, the Company will no longer add back Legal costs and regulatory matter expenses or Other inventory reserves to Adjusted EBITDA. During the three months ended September 30, 2025, the Company included an adjustment related to Legal costs and regulatory matter expenses of $1,001 ($322 recorded at the Outdoor segment and $679 recorded in Corporate costs). The three months ended September 30, 2025 reconciliation has been restated to conform to the 2026 presentation.

CLARUS CORPORATION

RECONCILIATION FROM CONSOLIDATED NET INCOME (LOSS) AND NET INCOME (LOSS) MARGIN TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Nine Months Ended September 30, 2026				Nine Months Ended September 30, 2025
	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)
Net income (loss)				$4,681				$(15,295)

Income tax expense (benefit)				669				(3,877)
Other, net				(3,265)				(999)
Interest income, net				(258)				(518)

Operating income (loss)	$15,101	$(4,563)	$(8,711)	$1,827	$(899)	$(6,978)	$(12,812)	$(20,689)

Depreciation	1,862	1,016	188	3,066	1,590	1,064	-	2,654
Amortization of intangibles	412	5,171	-	5,583	750	5,836	-	6,586

EBITDA	$17,375	$1,624	$(8,523)	$10,476	$1,441	$(78)	$(12,812)	$(11,449)

Restructuring charges	1,070	119	-	1,189	132	357	-	489
Transaction costs	-	-	367	367	570	40	76	686
Contingent consideration benefit	-	(254)	-	(254)	-	(355)	-	(355)
Impairment of indefinite-lived intangible assets	-	-	-	-	1,565	-	-	1,565
Disposal of internally developed software	-	-	-	-	-	365	-	365
Stock-based compensation	-	-	1,460	1,460	-	-	4,568	4,568
Inventory fair value of purchase accounting	-	108	-	108	-	120	-	120

Adjusted EBITDA (2)	$18,445	$1,597	$(6,696)	$13,346	$3,708	$449	$(8,168)	$(4,011)

Sales	$139,378	$49,934	$-	$189,312	$129,672	$55,355	$-	$185,027

Net income (loss) margin				2.5%				(8.3)%
EBITDA margin	12.5%	3.3%		5.5%	1.1%	(0.1)%		(6.2)%
Adjusted EBITDA margin	13.2%	3.2%		7.0%	2.9%	0.8%		(2.2)%

(1) The Company reconciles consolidated Net income (loss) to EBITDA and Adjusted EBITDA as it has historically not allocated Income tax expense (benefit), Other, net, and Interest income, net to the segments or to Corporate.

(2) Beginning in the first quarter of 2026, the Company will no longer add back Legal costs and regulatory matter expenses or Other inventory reserves to Adjusted EBITDA. During the nine months ended September 30, 2025, the Company included an adjustment related to Legal costs and regulatory matter expenses of $3,463 ($2,050 recorded at the Outdoor segment and $1,413 recorded in Corporate costs) and Other inventory reserves of $490 at the Outdoor segment. The nine months ended September 30, 2025 reconciliation has been restated to conform to the 2026 presentation.